UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 31, 2011

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On August 31, 2011, the Board of Directors (the "Board") of Lattice Semiconductor Corporation (the "Company") appointed Robin Abrams and John Bourgoin to the Board effective September 1, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Ms. Abrams will serve as a member of the Audit Committee and Mr. Bourgoin will serve as a member of the Compensation Committee.
In connection with Ms. Abrams' and Mr. Bourgoin's services as directors, each will be entitled to the Company's customary compensatory arrangements for outside directors, including an annual retainer of $35,000 for Board service and an annual retainer of $10,000 for service on the Audit Committee or Compensation Committee. In addition, on the date of appointment, Ms. Abrams and Mr. Bourgoin were granted an option to purchase 90,000 shares of the Company's common stock pursuant to the terms of the Company's 2011 Non-Employee Director Equity Incentive Plan, with 33 1/3% of the option vesting on the first anniversary of the date of grant and an additional 33 1/3% of the option vesting each anniversary thereafter, subject to her or his continued service to the Company. In addition, non-employee directors receive an annual award of restricted stock under the Company's 2011 Non-Employee Director Equity Incentive Plan valued at $105,000 on the day after the Company's annual meeting of stockholders (if a director is appointed subsequent to the previous annual meeting of stockholders, the grant is prorated appropriately). The restricted stock grants vest on the first year anniversary of the date of grant.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated September 1, 2011 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
		By:	/s/ Byron W. Milstead
Date:	September 1, 2011		Byron W. Milstead Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 1, 2011 (furnished herewith)

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